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                                                                     EXHIBIT 8.1

                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 2005

The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:

                                         Jurisdiction of   Percentage of Voting
                                          Incorporation      Securities Owned
                                         ---------------   --------------------
Controlled by Campbell Resources Inc.:
   Meston Resources Inc.                      Quebec               100%
   MSV Resources Inc.                         Quebec               100%
   GeoNova Explorations Inc.                  Canada               100%
   Sotula Gold Corporation Inc.               Canada               100%
Controlled by Meston Resources Inc.
   Meston Investments Limited             Cayman Islands           100%